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                                                                EXHIBIT 10.10(b)
                                 AMENDMENT NO. 6
                                       TO
                        SUPPLEMENTAL RETIREMENT PLAN FOR
                 EXECUTIVES OF NATIONAL SERVICE INDUSTRIES, INC.

         THIS AMENDMENT made as of the 30th day of November, 2001 by NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation ("NSI");

                              W I T N E S S E T H:

         WHEREAS, NSI previously established the Supplemental Retirement Plan for Executives of National Service Industries, Inc. (the "Plan") for the benefit of its eligible executives and their beneficiaries; and

         WHEREAS, effective November 30, 2001, NSI is spinning off (the "Spin-Off") its lighting and chemicals businesses through a tax-free distribution of the stock of Acuity Brands, Inc. ("Acuity") to NSI's stockholders; and

         WHEREAS, in connection with the Spin-Off, NSI and Acuity entered into an Employee Benefits Agreement ("Benefits Agreement"), dated November 30, 2001, which, among other things provides for the transfer to a supplemental retirement plan to be established by Acuity ("Acuity SERP") of the liability for the accrued benefits of certain participants in the Plan; and

         WHEREAS, NSI desires to provide for the transfer of such liabilities to the Acuity SERP as provided in the Benefits Agreement and as hereinafter provided; and

         WHEREAS, NSI also desires to amend the Plan to change the eligibility rules for the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Effective as of November 30, 2001 ("Effective Date"), the Plan's liability for the accrued benefits of employees and former employees of NSI and its subsidiaries who were participants in the Plan and (i) who became or remained employees of Acuity and its subsidiaries as of the Effective Date, or
(ii) who were formerly employed by the businesses transferred to Acuity by NSI or (iii) who were formerly employed by the corporate office of NSI, shall be transferred to the Acuity SERP. This transfer shall be accomplished in accordance with the Benefits Agreement. In connection with such transfer to the Acuity SERP, current Appendices A, B, C, D, E, F, G, and H shall be deleted in their entirety and a new Appendix A and Schedule 1 in the form attached hereto shall be added to the Plan.

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                                       2.

         Section 1.1(w) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                  "(w) Executive - Any officer of the Company (or an affiliated company) designated by the Board or the Chief Executive Officer of the Company as eligible to participate in the Plan and who is listed on an Appendix attached hereto. The Appendix may designate the terms and conditions of Executive's participation in the Plan."

                                       3.

         This Amendment No. 6 to the Plan is effective as of November 30, 2001. Except as hereby modified, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, NSI has caused this Amendment No. 6 to be executed as of the day and year first above written.

                                            NATIONAL SERVICE INDUSTRIES, INC.



                                            By: /s/ Brock A. Hattox
                                                -------------------

ATTEST:


/s/ Helen D. Haines
-------------------



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                                   APPENDIX A
                       (Effective As Of November 30, 2001)

A.1      Eligible Individual        Brock A. Hattox


A.2      Effective Date             Pursuant to Section 2.1(b), the Eligible
Individual's date of participation shall be September 18, 1996.

A.3      Special Provisions         The following special provisions shall apply
to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment with NSI from September 9, 1996 to his Termination Date.

         (b) If the Eligible Individual terminates employment with NSI after attaining age 55, the Eligible Individual shall be eligible for Early Retirement under Sections 1.1(a)(2) and 3.3, and his benefit will be determined as if he had completed an additional five (5) years of service (including Credited Service and Eligible Service, but not to exceed a total of 20 years) and was five (5) years older (but not to exceed age 65).

         (c) If the Eligible Individual terminates employment with NSI after attaining age 55, he shall have the right to elect (in a manner provided by the Company) to be paid his retirement benefit (i) in an immediate lump sum payment calculated by discounting the future payment stream at an interest rate equal to the lesser of the GATT interest rate or the PBGC immediate annuity rate (or similar rate which replaces such rate), with an assumed life span to age 85,
(ii) annual installments over a period of up to five (5) years or (iii) in accordance with the usual rules of the Plan.



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                                   SCHEDULE 1

                               ADOPTING EMPLOYERS


National Service Industries, Inc. (CA) f/k/a NSI Enterprises, Inc.